EXHIBIT  32.1

      STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of HouseRaising, Inc. (the "Company") for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert
V. McLemore, President and Principal Executive Officer and Kristy M. Carriker, Chief Financial Officer and Principal Financial Officer of the Company, certify that:

* the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

* information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/  Robert  V.  McLemore
-------------------------
Robert  V.  McLemore
President  and  Principal  Executive  Officer

November  9,  2004

/s/  Charles  M.  Skibo
-----------------------
Charles  M.  Skibo
President  and  Principal  Executive  Officer

November  9,  2004

/s/  Kristy  M.  Carriker
-------------------------
Kristy  M.  Carriker
Chief  Financial  Officer  and  Principal  Financial  Officer

November  9,  2004

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section  18  of  the  Securities  Exchange  Act  of  1934,  as  amended.